FILED PURSUANT TO RULE 424(B)3
REGISTRATION NO: 333-148431

PROSPECTUS

MUSTANG ALLIANCES, INC.

A MAXIMUM OF 4,000,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.025 PER SHARE

Mustang Alliances, Inc. is a development stage company. We are offering 4,000,000 new shares of our common stock for sale to the public at an offering price of $0.025 per share. The offering will commence promptly after the date of this prospectus and close no later than 90 business days after the date of this prospectus. The common shares are being offered by the directors and officers of Mustang Alliances and no underwriter or broker-dealer will be involved in the offering. We are offering the shares on a “best efforts, no minimum basis.” Since there are no minimum purchase requirements, we may not receive any proceeds or we may just receive minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE MAKING ANY PURCHASES OF SHARES IN THE OFFERING.

Prior to this offering, there has been no public market for our common stock. The Board of Directors of the Company, exercising good faith, has determined the offering price of $0.025 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. Once we begin to offer our shares for sale, we hope to have a market maker make an application to have our shares quoted on the OTC Bulletin Board. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

The date of this prospectus is January 30, 2008.

Until May 1, 2008 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 3.

Corporate Background

Mustang Alliances, Inc. was incorporated on February 22, 2007 in the state of Nevada. The Company has not generated any revenue to date and is a development stage company. We have not yet commenced operations, other than organizational matters in connection with this offering. We are attempting to market and sell anti-lock braking systems produced in China to the auto parts and auto manufacturing market in the United States. Due to the increased safety of anti-lock brakes, most automobiles and commercial vehicles now sold in the United States are equipped with anti-lock brakes. Our goal is to offer to the US market, high quality anti-lock braking systems produced in China at a competitive price.

Our offices are currently located at 410 Park Avenue, 15th floor, New York, NY 10022. Our telephone number is 888-251-3422. We do not currently have a web site.

The Offering

Shares being offered	Up to 4,000,000 shares of common stock.

Offering price	$0.025 per share.

Terms of the offering	The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 4,000,000 shares of common stock being offered or 90 business days after the effective date of the registration statement..

Number of shares outstanding before the offering	8,000,000

Number of shares outstanding after the offering if all the shares are sold	12,000,000

Our executive officers currently hold 100% of our shares, and, as a result, will exercise control over our direction. After the offering, our officers will hold approximately 66.66% if we are successful at selling all the shares offered.

Market for the common shares	There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the Financial Industry Regulation Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering, our gross proceeds from this offering will be $100,000. We intend to use these proceeds towards expenses related to this offering, the development of a marketing plan and corporate website, ongoing professional fees and operating expenses.

Summary Financial Data

The following summary unaudited financial information includes balance sheet and statement of operations data from the audited financial statements of Mustang Alliances, Inc. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and the financial statements and accompanying notes included in this prospectus.

	For the period Februray 22, 2007 (inception) through November 30, 2007
Statement of Operations Data
Operating expenses		$2,145
Net operating loss		(2,145)

Other income (expenses)		(498)
Net loss		(2,643)

Net loss per common share:
Basic and diluted	$	(0.00)

Weighted average number of
Common shares outstanding:		8,000,000
Basic and diluted

Balance Sheet Data

Working capital	$20,657
Total assets	$38,655
Total liabilities	40,498
Stockholders’ deficiency	$(1,843)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

We are a development stage company and may never be able to effectuate our business plan.

We were incorporated on February 22, 2007. Although we have begun initial planning for the development of our marketing initiatives, we may not be able to successfully effectuate our business plan until and unless we are successful in raising funds in this offering. Even if we are successful at raising funds, there is no assurance that the funds we raise in this offering will be sufficient to develop our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. Accordingly, an investor may lose his entire investment in us if we are no able to generate profits.

We expect losses to continue in the future because we have no revenue to offset losses.

We incurred net losses of $2,643 for the period from February 22, 2007 (inception) to November 30, 2007. Management believes that the gross proceeds of $100,000 generated from this offering will be sufficient to continue our planned activities for no more than 6 months after the offering. We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the marketing and sales of our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred a net loss of $2,643 for the period from February 22, 2007 (inception) to November 30, 2007. Management believes that the funds we currently have on hand will be sufficient to continue our planned activities until March 2008. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

Our executive officers and director have significant voting power and may take actions that may be different than actions sought by our other shareholders.

If we are successful in selling all 4,000,000 shares being offered in this prospectus, our officers and directors will own approximately 66.66% of the outstanding shares of our common stock.

These affiliated shareholders will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that our officers will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

Our Officers, Mr. Joseph Levi and Mr. Eliezer Oppenheimer, have no experience in the reselling of auto part systems and we will have to hire qualified consultants to assist in marketing. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to the lack of experience, the officers may make wrong decisions and choices regarding marketing/sales. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Risks Relating to the Company’s Business and Industry

Because the Company intends to become a reseller of automotive anti-lock brake parts, all of its operations will be affected by the performance of the actual parts manufacturer.

We have no operations other than our licensing agreement with Chongqing Juneng ABS Corporation, a Chinese auto parts manufacturer. As a result, we are dependent upon their performance in producing and selling us the systems we intend to sell in the United States. Since we have no other arrangement with any other manufacturer, we will be subject to the financial, business and other factors affecting Chongqing Juneng ABS Corporation.

The automobile parts market is highly competitive and many of our competitors have greater resources than us. Therefore we may not be able to compete successfully.

The automobile parts industry is a highly competitive business. Our competitors include independent suppliers of parts, as well as suppliers formed by spin-offs from its customers, who are becoming more aggressive in selling parts to other vehicle manufacturers. Many of our competitors have substantially greater revenues and financial resources than it does, as well as stronger brand names, consumer recognition, business relationships with vehicle manufacturers, and geographic presence than us. The Company may not be able to compete favorably and increased competition may substantially harm its business, business prospects and results of operations.

The cyclical nature of automotive production and sales could result in a reduction in automotive sales, which could adversely affect our business and results of operations.

We rely on automotive vehicle production, which are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. They also can be affected by labor relations issues, regulatory requirements, and other factors. Any significant economic decline that results in a reduction in automotive production and sales would have a material adverse effect on its results of operations.

An increase in costs for manufacturing components and raw materials may adversely affect our profitability.

We intend to purchase all our products from Chongqing Juneng ABS Corporation. If their cost of production increases, they will be forced to raise the prices they charge us. In such an instance, we would be required to raise prices to our customers. This increase in price can negatively affect our ability to provide cost effective products and may inhibit our ability to stay competitive.

Pricing pressure by automobile manufacturers on suppliers may adversely affect our business.

Pricing pressure from automobile manufacturers is prevalent in the automotive parts industry. Virtually all vehicle manufacturers seek price reductions each year, including requiring suppliers to pay a “3-R Guarantees “ service charge for repair, replacement and refund in an amount equal to one percent of the total amount of parts supplied. If we cannot offset continued price reductions through improved pricing from our manufacturer, price reductions will have a material adverse effect on our results of operations.

Risks Related to Doing Business in China

Because we anticipate that our only supplier is located outside of the United States and is subject to Chinese laws, any change of Chinese laws may adversely affect our business.

All of our manufacturing is to be done by our sole Chinese supplier. This exposes us to risks, such as exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in Chinese laws and regulations, exposure to possible expropriation or other Chinese government actions, and unsettled political conditions. These factors may have a material adverse effect on our operations and on our business, results of operations and financial condition.

We face risks associated with currency exchange rate fluctuations and any adverse fluctuation may adversely affect our operating margins.

Although we are incorporated in the United States, we expect that the majority of our expenses are in Chinese currency. Conducting business in currencies other than US dollars subjects the Company to fluctuations in currency exchange rates that could have a negative impact on the Company’s reported operating results. Fluctuations in the value of the US dollar relative to other currencies impact the Company’s revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses. We do not engage in exchange rate hedging activities and have no intentions to do so. This increases the risk that our financial results will be adversely affected by fluctuations in the currency exchange rates between the U.S. dollar and the Chinese Renminbi.

If relations between the United States and China worsen, our stock price may be adversely affected and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of the Company’s common stock and the Company’s ability to access US capital markets.

The Chinese Government could change its policies toward private enterprise, which could adversely affect our business.

Our business is subject to political and economic uncertainties in China and may be adversely affected by its political, economic and social developments. Over the past several years, the Chinese Government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may alter them to the Company’s detriment from time to time. Changes in policies, laws and regulations, or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could result in the total loss of the Company’s investment in China.

The economic, political and social conditions in China could affect our operations.

All of the Company’s products are to be manufactured in China. The economy of China differs from the economies of most developed countries in many respects, including government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although the Chinese government has implemented measures recently emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Therefore, the Chinese government’s involvement in the economy could adversely affect our business operations, results of operations and/or financial condition.

The significant but uneven growth in the economy of China in the past 20 years could have an adverse effect on our business and results of operations.

The Chinese government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on the Company and its operations. Should the Chinese government implement initiatives to curtail economic growth, like imposing trade restrictions or increasing tarrifs, our operations could be negatively effected.

Government control of currency conversion and future movements in exchange rates may adversely affect our operations and financial results.

The Company must pay expenses in Renminbi, the currency of China. Foreign exchange transactions under the Company’s capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange in China. These limitations could affect the Company’s ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures.

Because the Chinese legal system is not fully developed, the Company’s legal protections may be limited.

The Chinese legal system is based on written statutes and their interpretation by the Supreme People’s Court. Although the Chinese government introduced new laws and regulations to modernize its business, securities and tax systems on January 1, 1994, China does not yet possess a comprehensive body of business law. Because Chinese laws and regulations are relatively new, interpretation, implementation and enforcement of these laws and regulations involve uncertainties and inconsistencies and it may be difficult to enforce contracts. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on the Company’s business operations. Moreover, interpretative case law does not have the same precedential value in China as in the United States, so legal compliance in China may be more difficult or expensive.

It may be difficult to serve the Company’s suppliers with legal process or enforce judgments against them.

As a result of the Company’s supplier being in China, service of process would be difficult if not impossible. Moreover, there is uncertainty that the courts of China would enforce judgments of U.S. courts against the supply company, its directors or officers based on the civil liability provisions of the securities laws of the United States or any state, or an original action brought in China based upon the securities laws of the United States or any state.

Risks Relating to this Offering

The shares are being offered directly by us without any minimum amount of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising enough funds to effectuate our business from the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment.

FINRA sales practice requirements may limit a stockholders’ ability to buy and sell our stock.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock may be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for continued quotation or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTC Bulletin Board, trading, if any, in the common stock offered hereby, would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by the Company’s Board of Directors, and is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. If instituted against us, regardless of the outcome, such litigation could result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholders' ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker--dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Securities purchased in this offering may be subject to possible future dilution.

We are presently authorized to issue up to 500,000,000 shares of common stock without further shareholder approval. Presently, there are 8,000,000 shares issued and outstanding. If the maximum offering is successfully completed, there will be 12,000,000 shares issued and outstanding. Accordingly, we can issue, at any time(s), up to an additional 488,000,000 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 7, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 22, the Management's Discussion and Analysis or Plan of Operation section beginning on page 26 and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 4,000,000 shares offered at a public offering price of $0.025 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $35,000 for legal, accounting, printing and other costs in connection with this offering.

The table below shows the net proceeds from this offering for scenarios where we sell various amounts of the shares. Since we are making this offering on a no minimum, best-efforts basis, there is no guarantee that we will be successful at even selling 20% of the amount offered hereby. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered	50%	75%	100%
Shares sold	2,000,000	3,000,000	4,000,000

Gross Proceeds	$50,000	$75,000	$100,000
Less offering expenses	$35,000	$35,000	$35,000
Net offering proceeds	$15,000	$40,000	$65,000

All amounts listed below are estimates.

Use of Net Proceeds:
Marketing Plan / Website Development	$5,000	$10,000	$15,000
Professional Fees	$5,000	$10,000	$20,000
Operating Expense	$5,000	$20,000	$30,000
Total	$15,000	$40,000	$65,000

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. No material amount of the proceeds is to be used to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.025 per share. We felt that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net negative tangible book value as of November 30, 2007 was $(19,343) or $(0.002) per share. Historical net negative tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2007.

As adjusted to give effect to: (a) the receipt of net proceeds from the sale of 4,000,000 shares of common stock for $65,000, which represents net proceeds after deducting estimated offering expenses of $35,000; This represents an immediate increase of $.007 per share to existing shareholders and an immediate and substantial dilution of $.02 per share, or approximately 80%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of November 30, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing shareholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.025 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Shareholders	8,000,000	66.666%	$800
New Investors	4,000,000	33.333%	$100,000
Total	12,000,000	100%	$100,800

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

No Current Market for our Shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After we begin selling our shares, we intend to have our shares quoted on the Over-the-Counter Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally those of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be sold by Our Officers and Directors

We are offering up to a total of 4,000,000 shares of common stock on a best efforts basis. The offering price is $0.025 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 4,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There is no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.
None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and
4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to advertise and hold investment meetings in various states where the offering will be registered.

We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Mustang Alliances, Inc.".

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers and directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until the earlier of their death, retirement, resignation or removal.

Our officers and directors and age and position are as follows:

Name	Age	Position

Joseph Levi	26	President, Chief Executive Officer, Director and Treasurer

Elezer Oppenheimer	36	Secretary, Secretary

Mr. Joseph LeviLevi- currently owns and operates his own consulting firm Levi Consulting specializing in inventory management based ERP systems since the beginning of 2003. Prior to starting his own consulting business in Jerusalem, Israel, Mr. Levi worked as a programmer for Kedumin, a furniture manufacturing company, during the period of 1999 through the fall of 2002. During the years of 1996 through 1999, Mr. Levi received a B.A. degree in computer programming from Bar Ilan University in Tel Aviv, Israel.

Mr. Eliezer Oppenheimer is currently a freelance computer programmer specializing in Java programming for various companies in central Israel including, Elyon Manufacturing, Rehut Systems and Macaabi Consulting Mr. Oppenheimer has been working in this capacity since the fall of 2003. From June, 2001 through the summer of 2003, Mr. Oppenheimer served as a private instructor for college students seeking to improve their programming skills. Additionally, Mr. Oppenheimer is attending Hebrew University and anticipates graduating with a Bachelor s degree in computer science in the spring of 2008.

There are no family relationships among our directors and officers. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The following table assumes that there are 8,000,000 shares of Common Stock issued and outstanding as of December 31, 2007.

The addresses for the individuals below are c/o Mustang Alliances, Inc., 410 Park Avenue, 15th floor, New York, NY 10022.

Name and Address Of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Class
Joseph Levi (2)	7,500,000	93.75%

Eliezer Oppenheimer (3)	500,000	6.25%

All officers, directors and shareholders as a group (2 persons)	8,000,000	100.00%

(1)
Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to beneficially own any shares that such person has the right to acquire within 60 days after the date of this prospectus.

(2)	We issued the shares to this officer and director in consideration for $750, or $.0001 per share.

(3)	We issued the shares to this officer in consideration for $50, or $.0001 per share.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Future Sales by Existing Shareholders

As of the date of this prospectus, there is a total of two (2) shareholders of record holding shares of Mustang Alliances, Inc.’s common stock. A total of 8,000,000 shares of common stock were issued to the existing shareholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See Dilution of the Price You Pay for Your Shares.

We do not have any securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our shareholders are entitled to registration rights.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered shareholders are entitled to receive a notice of any Mustang Alliances, Inc. general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of the management of Mustang Alliances, Inc., at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See Security Ownership of Certain Beneficial Owners and Management.

There are no outstanding options, warrants, or rights to purchase any of the securities of Mustang Alliances, Inc.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Stock Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period February 22, 2007 (inception) to November 30, 2007, included in this prospectus have been audited by Wolinetz, Lafazan and Company, P.C., as set forth in their report included in this prospectus.

The legal opinion rendered by David Lubin & Associates, PLLC, Valley Stream, New York regarding the common stock of Mustang Alliances, Inc. registered on Form SB-2 is as set forth in their opinion letter dated December 31, 2007 included in this prospectus.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History and Overview of the Company

Mustang Alliances, Inc. is a development stage company which was incorporated on February 22, 2007 in the state of Nevada. We have not yet commenced operations.

We are focused on the business of marketing and selling anti-lock braking systems produced in China to the auto parts and auto manufacturing market of the United States. Due to the increased safety of anti-lock brakes, most automobiles and commercial vehicles now sold in the United States are equipped with anti-lock brakes. Our goal is to offer persons in the United States high quality anti-lock braking systems produced in China.

Anti-lock brakes assist vehicle operators to shorten the braking distance needed while permitting the driver to maintain control of the vehicle. This is accomplished by processing vital real time driving information like driving speed, deceleration velocity and the adhesion coefficient of the road to allow for the best braking effect. Most importantly, anti-lock brakes prevent the vehicle from spinning out of control by ensuring each wheel on the vehicle will not lock up during braking. Typically, anti-lock braking systems can be manufactured utilizing hydraulic pressure or air pressure. It is our intent to import and sell both varieties to the United States market. We expect to sell our products to the automobile, light truck and heavy truck markets.

We have not commenced operations other than in connection with this offering and the execution of the license agreement with Chongqing Juneng ABS Corporation described below. Our officers and directors have no experience in the business of anti-lock braking systems.

On November 30, 2007, we entered into a five year agreement with Chongqing Juneng ABS Corporation. Chongqing Juneng ABS Corporation is a privately held Chinese corporation that began operations in 1992. Currently, Chongqing Juneng ABS Corporation holds five patents in China for its anti-lock braking systems. All products produced by Chongqing Juneng ABS Corporation are ISO9001 compliant. Its products have been installed in over 3,000 municipal public busses as well over 150,000 systems in Chinese-made automobiles. Given the fact that Junang ABS has received and maintained all required licenses and to produce anti-lock braking systems within China as well as an existing customer base and track record, we felt that Junang ABS would make a good strategic partner. The agreement grants us the exclusive license to sell said anti-lock braking system for the purpose of resale in the United States for 5 years. Chongqing Juneng ABS is to provide technical assistance in the areas of installation and future product support. This support includes assistance with all technical aspects of the braking system as well as problem resolution and general inquiries. Although we are obligated to obtain all permits and necessary authorizations to sell the systems in the United States, we have not yet commenced this process. These provisions are to be afforded to us by Chongqing Juneng ABS Corporation for a licensing fee that is based upon 10% of the gross sales revenues. The fee is payable on a quarterly basis.

Either party has the right to terminate the agreement within 5 days if the other party does not cure a breach of the agreement within 15 days of notice of such breach or as a result of the bankruptcy of the other party. In addition, we have the right to terminate the agreement if there is a change of control of Chongqing Juneng ABS.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations through the next twelve months. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 410 Park Avenue, 15th floor, New York, NY 10022. Our telephone number is 888-251-3422. We do not have a website at this time.

Market Overview

In 2006, over 7,800,000 domestic and imported cars were sold in the United States. There were an additional 8,600,000 trucks sold in the U.S. during the same time period (source: Autochannel 2006 Boxscore, http://www.theautochannel.com/news/2007/01/04/032967.html).

With over 16 million vehicles sold each year, anti-lock braking systems are offered in almost all vehicles. On its website, the National Highway and Traffic Safety Association (NHTSA) states “Reading this could be one of the safest things you ever do Protect yourself and your family whenever you're on the road. When used properly, an antilock brake system (ABS) adds an important measure of safety to your driving, under all conditions” (source:www.nhtsa.gov/cars/problems/Equipment/absbrakes/index.html).

Objectives

We hope to be able to facilitate the sale of anti-lock braking systems produced in China to the auto parts and auto manufacturing market of the United States.

The company has no revenues at this time. As of December 31, 2007 we had slightly over approximately $21,000 in cash. It is our belief that this will suffice until we are quoted on the Over the Counter Bulletin Board. We are offering up to a total of 4,000,000 shares of common stock on a best efforts basis. The offering price is $0.025 per share. Once any shares are subscribed, accepted and paid for, the purchase price paid to us will be immediately used by the company and there will be no refunds.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, the company has not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If the company needs additional money and are not successful, it will have to suspend or cease operations.

Product Development

The company’s anti-lock braking systems are intended to present a less expensive alternative to the U.S. anti-lock brake market. Consequently it is our goal to have our breaking systems easy to obtain and competitively priced to our target market. For the goals to be realized, strong supplier relationships must be established, shipping contracts secured, and delivery to end reseller procured. Additionally, a substantial marketing plan would have to be developed. As this would require considerable time and financial resources, the company intends to approach its goals in an incremental fashion.

1) Secure Supplier Relationships

Anti-lock braking systems are produced in many different countries. In order to be competitive in this environment it will be imperative for us to offer the target market a wide range of safe and reliable anti-lock brake systems and parts. Consequently, when we considered the criteria we desired from our supplier, we felt that the following criteria were essential :

•	Experience in the Anti-Lock Braking Systems
•	Proven Safety Records
•	All Products be up to ISO9001 Standards
•	Hydraulic Pressure Electronic Four Channel ABS
•	Hydraulic Pressure Electronic Single Channel ABS
•	Air Pressure Electronic Four Channel ABS
•	Air Pressure Electronic Single Channel ABS
•	Air Pressure Electronic Six Channel ABS
•	Air Pressure Electronic Multi-Channel ABS

We felt that Chongqing Juneng ABS Corporation (Junang ABS), a Chinese corporation will be able to provide the anti-lock braking systems to us which satisfies all the above parameters. We hope that this agreement will assist us towards providing quality anti-lock braking systems to our target market.

2) Securing Distribution

Once the anti-lock braking systems have been produced by the manufacturer, the product must be shipped from the manufacturer to the client. In order to accomplish this shipment by sea must be arranged from the manufacturing plant in China to the U.S. Once this is accomplished, shipment must be arranged from the U.S. port of call to the customer. Although we anticipate using the services of insured public common carriers both to deliver the product from Chonqging Juneng to the U.S. and then from the port in the US to the customer, we have not yet commenced any work with respect to this phase of our operation.

3) Marketing

Once the anti-lock brake system has been obtained from the supplier and shipped to the U.S. it will be sold and delivered to two distinct groups - automotive aftermarket industry and automobile manufacturers. The company will first attempt to form agreements with auto parts wholesalers. These wholesalers can generate a significant number of customers as they sell parts for most automobiles. By obtaining these relationships we hope to build a solid base of loyal business clientele.

In addition to wholesalers we hope to forge relationships with automobile manufacturers. As anti-lock brakes are offered on almost all new vehicles, our aim is to procure agreements with auto manufacturers to have our product installed in new vehicles. The formation of these business relationships is vital to the company’s success. But there is no guarantee that we will be able to enter into such agreements.

Competition

The anti-lock braking industry is highly competitive. The products we plan to offer will encounter strong competition from many other manufacturers, including many with greater financial resources than ours.

As the anti-lock brake market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Our competitors include;

1.
Stoneridge, Inc. engages in the design and manufacture of engineered electrical and electronic components, modules, and systems for the automotive, medium and heavy-duty truck, and agricultural and off-highway vehicle markets primarily in North America and Europe. The company operates in two segments, Vehicle Management and Power Distribution, and Control Devices. The Control Devices segment produces products that include sensors, which are employed in various vehicle systems, including the emissions, safety, power train, braking, climate control, steering, and suspension systems; switches that transmit signal to activate or deactivate selected functions; electromechanical actuators that enable users to deploy power functions in a vehicle and to integrate switching and control functions; and other electronic products. Stoneridge was founded in 1965 and is headquartered in Warren, Ohio.

2.
TRW Automotive Holdings Corp., through its subsidiaries, engages in the design, manufacture, and sale of automotive systems, modules, and components to automotive original equipment manufacturers and related after-markets. The company operates in three segments: Chassis Systems, Occupant Safety Systems, and Automotive Components. Chassis Systems segment offers various product lines relating to steering, foundation brakes, ABS and other brake control, linkage and suspension, and modules. Occupant Safety Systems segment provides air bags, seat belts, safety electronics, steering wheels, and security electronic systems. Automotive Components segment offers engine valves, body controls, and engineered fasteners and components. Its products are used in passenger cars, light trucks, and commercial vehicles. The company offers its products primarily in the United States, the United Kingdom, and Germany. TRW Automotive Holdings was founded in 1904 and is headquartered in Livonia, Michigan.

3.
Bosch is a globally leading supplier of automotive and industrial technology, consumer goods, and building technology. With state of the art lights and brake systems, batteries with extremely long lives, wiper blades, starters and air filters that let six times less pollutants into the interior of your car, Bosch provides high quality spare parts that make driving safer, more comfortable and more eco-friendly. Naturally, Bosch spare parts are available for almost all vehicle types in ex-works quality. That means: Spare parts from Bosch have the same first class quality as those fitted in your car by the manufacturer.

Employees

We have commenced only limited operations. Therefore, we have no full time employees. Our officers and directors provide services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 410 Park Avenue, 15th floor, New York, NY 10022, in space provided to us by one of our officers. We do not pay for this space. This space is sufficient until we commence full operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Mustang Alliances, Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on the business of marketing and selling anti-lock braking systems produced in China to the auto parts and auto manufacturing market in the United States. Our goal is to offer to the US market, high quality anti-lock braking systems produced in China, at a competitive price. With this in mind, we intend on selling up to a maximum of 4,000,000 shares of our common stock through this offering which would generate up to $100,000 in proceeds. We believe that this will allow us to bring our product to market. With adequate funding, we feel that we are well positioned to execute our business plan.

Plan of Operation

The company will initially focus on the development of a marketing plan and website. With funds earned from this offering, we hope to employ marketing professionals to assist us in the development of our marketing plan.

Results of Operations

During the period from February 22, 2007 (inception) through November 30, 2007, we incurred a net loss of $2,643. We have no operations, so our net loss for the period from February 22, 2007 (inception) through November 30, 2007 are a result of professional services and start up costs.

Revenues

We had no revenues for the period from February 22, 2007 (inception) through November 30, 2007. We believe that upon receipt of the proceeds of this offering, we will be able to commence the development of our marketing plan and then sale of our products.

Liquidity and Capital Resources

Our balance sheet as of November 30, 2007, reflects assets of $38,655 including deferred offering costs of $17,500. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate. We borrowed $40,000 from First Line Capital, LLC in October 2007. The loan is due two years from the date of borrowing with interest accruing at the rate of 8% per annum.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

One of our directors has contributed office space for our use for all periods presented. There is no charge to us for the space.

Our officers and director can be considered as promoters of Mustang Alliances, Inc. in consideration of their participation and managing of the business of the company since its incorporation.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

There is no public market for our common stock.

Mustang Alliances, Inc. has issued 8,000,000 common shares since its inception in February 22, 2007, all of which are restricted shares. In February 2007 our president, Joseph Levi purchased 7,500,000 common shares for $.0001 per share, and our secretary, Eliezer Oppenheimer purchased 500,000 common shares for $.0001 per share in a private issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder.

There are no outstanding options or warrants or securities that are convertible into common shares.

Holders

Mustang Alliances, Inc. had two (2) holders of record for its common shares as of December 31, 2007

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

Mustang Alliances, Inc. does not have any compensation plan under which equity securities are authorized for issuance.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with our executive officers or any employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised the officer and director since we were founded.

Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our director is or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is currently no employment or other contracts or arrangements with our officers and directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Wolinetz, Lafazan and Company, P.C. are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
NOVEMBER 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Mustang Alliances, Inc.

We have audited the accompanying balance sheet of Mustang Alliances, Inc. (a Development Stage Company) (“the Company”) as of November 30, 2007 and the related statements of operations, stockholders’ deficiency and cash flows for the period February 22, 2007 (inception) to November 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mustang Alliances, Inc. at November 30, 2007, and the results of its operations and its cash flows for the period February 22, 2007 (inception) to November 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period February 22, 2007 (inception) to November 30, 2007, has had no revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
December 26, 2007

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
NOVEMBER 30, 2007

ASSETS

Current Assets:
Cash	$21,155

Total Current Assets	21,155

Deferred Offering Costs	17,500

Total Assets	$38,655

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Accrued interest payable	$498

Total Current Liabilities	498

Long-Term Debt	40,000

Total Liabilities	40,498

Commitments and Contingencies

Stockholders' Deficiency:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized,
none issued and outstanding	-
Common Stock, $.0001 par value; 500,000,000 shares authorized,
8,000,000 shares issued and outstanding	800
Deficit accumulated during the development stage	(2,643)

Total Stockholders' Deficiency	(1,843)

Total Liabilities and Stockholders' Deficiency	$38,655

The accompanying notes are an integral part of these financial statements.

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FEBRUARY 22, 2007 (INCEPTION) TO NOVEMBER 30, 2007

Net Revenues	$-

Costs and Expenses:
Professional fees	1,000
Start-up costs	1,145

Total Costs and Expenses	2,145

Operating Loss	(2,145)

Other Income (Expense):
Interest expense	(498)

Total Other Income (Expense)	(498)

Net Loss	($2,643)

Basic and Diluted Loss Per Share	($0.00)

Weighted Average Common Shares Outstanding	8,000,000

The accompanying notes are an integral part of these financial statements.

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FEBRUARY 22, 2007 (INCEPTION) TO NOVEMBER 30, 2007

			Deficit
			Accumulated
	Common Stock		During the
	Shares	Amount	Development Stage	Total

Balance, February 22, 2007	-	$-	$-	$-

Common Stock Issued to Founders
at $.0001 Per Share, February 22, 2007	8,000,000	800	0	800

Net Loss for the Period			(2,643)	(2,643)

Balance, November 30, 2007	8,000,000	$800	($2,643)	($1,843)

The accompanying notes are an integral part of these financial statements.

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FEBRUARY 22, 2007 (INCEPTION) TO NOVEMBER 30, 2007

Cash Flows from Operating Activities:
Net Loss	($2,643)
Adjustments to Reconcile Net Loss to Net Cash Used
in Operating Activities:
Changes in Assets and Liabilities:
Increase in accrued interest payable	498

Net Cash Used in Operating Activities	(2,145)

Cash Flows from Investing Activities:	-

Cash Flows from Financing Activities:
Proceeds of borrowings	40,000
Proceeds from sale of common stock	800
Payments of deferred offering costs	(17,500)

Net Cash Provided by Financing Activities	23,300

Increase in Cash	21,155

Cash - Beginning of Period	-

Cash - End of Period	$21,155

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -	Summary of Significant Accounting Policies

Organization

Mustang Alliances, Inc. (“the Company”) was incorporated on February 22, 2007 under the laws of the State of Nevada. The Company has selected December 31 as its fiscal year.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company intends to market and sell anti-lock braking systems produced in China to the auto parts and auto manufacturing market in the United States. There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred. The Company did not incur any advertising costs during the period ended November 30, 2007.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -	Summary of Significant Accounting Policies (Continued)

Deferred Offering Costs

Deferred offering costs represents costs incurred in connection with the proposed initial public offering of the Company’s common stock. Upon successful completion of such offering, the aggregate offering costs will be charged to additional paid-in capital. In the event that the proposed offering is unsuccessful, the aggregate offering costs will be charged to operations in the appropriate period.

Research and Development

Research and development costs will be charged to expense in the period incurred. The Company did not incur any research and development costs during the period ended November 30, 2007.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

SAB 108

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108). SAB 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB 108 requirements that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. The Company has considered the SAB 108 to be not material.

SFAS 157

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for the Company’s year end 2008, although early adoption is permitted. The Company has considered SFAS 157 to be not material.

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -	Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no revenues and incurred a net loss of $2,643 for the period February 22, 2007 (inception) to November 30, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. The Company currently plans to raise gross proceeds of approximately $100,000 through an offering 4,000,000 shares of its common stock at $.025 per share. There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 -	Long-Term Debt

On October 5, 2007, the Company issued for aggregate consideration of $40,000, a promissory note in the aggregate principal amount of $40,000. The promissory note has a line of credit of up to $200,000 and is due October 5, 2009, and bears interest at 8% per annum.

Maturities of long-term debt are as follows:

November 30, 2008	$-

November 30, 2009	40,000

$40,000

MUSTANG ALLIANCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 -	Common Stock

In February 2007 the Company issued 8,000,000 shares of common stock at $.0001 per share to the Founders of the Company for $800.

NOTE 5 -	Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 6 -	Commitments and Contingencies

Licensing Agreement

On November 30, 2007, the Company entered into a five year licensing agreement with a Chinese corporation, for the exclusive right to sell anti-lock brakes and associated components manufactured by the Chinese corporation. The Company agreed to pay a licensing fee of 10% of all gross revenues from the sale of such products.